UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2018

Luther Burbank Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	68-0270948 (I.R.S. employer identification number)

520 Third St, Fourth Floor Santa Rosa, California (Address of principal executive offices)	95401 (Zip code)

Registrant's telephone number, including area code: (844) 446-8201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On August 16, 2018, Luther Burbank Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”) has authorized the repurchase of up to $15.0 million of the Company’s common stock from August 17, 2018 to December 31, 2019. The timing and exact amount of the Company’s repurchases will be made at the discretion of the Company and subject to various factors, including the Company’s capital position, liquidity, financial performance and alternative uses of capital, stock trading price, and general market conditions, and may be modified, suspended or terminated at any time without notice. The repurchases may be effected through open market purchases or privately negotiated transactions, including 10b5-1 plans.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith.

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUTHER BURBANK CORPORATION

Date: August 16, 2018	By: /s/ Laura Tarantino
Laura Tarantino
Executive Vice President and Chief Financial Officer